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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2004 relating to the balance sheet of Kite Realty Group Trust as of March 31, 2004, our report dated April 2, 2004 related to the combined financial statements of Kite Property Group, our report dated April 2, 2004 related to the combined financial statements of Glendale Centre, LLC and Ohio & 37, LLC, our report dated March 5, 2004 related to the Statement of Revenues and Certain Expenses of Kings Lake Square for the year ended December, 31, 2002, our report dated March 5, 2004 related to the Statement of Revenues and Certain Expenses of Shops at Eagle Creek for the year ended September 30, 2002, our report dated March 5, 2004 related to the Statement of Revenues and Certain Expenses of Publix at Acworth for the year ended December 31, 2003, our report dated March 5, 2004 related to the Combined Statement of Revenues and Certain Expenses of Plaza at Cedar Hill and Cedar Hill Village for the year ended December 31, 2003, our report dated March 25, 2004 related to the Statement of Revenues and Certain Expenses of Silver Glen Crossings for the year ended December 31, 2003, and our report dated April 2, 2004 relating to the Combined Schedule of Real Estate and Accumulated Depreciation of Kite Property Group as of December 31, 2003, in the Registration Statement (Form S-11), as amended, and related prospectus of Kite Realty Group Trust for the registration of common shares of beneficial interest.

                            /s/ ERNST & YOUNG LLP

Indianapolis, Indiana
June 3, 2004

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CONSENT OF INDEPENDENT AUDITORS